PROXY CARD

                                 WT MUTUAL FUND

                              Roxbury Mid-Cap Fund
                          Roxbury Small-Cap Growth Fund
                             Roxbury Micro-Cap Fund

                         SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 27, 2006

       This Proxy is solicited by the Board of Trustees of WT Mutual Fund

         Vote by Phone with a live representative, by Touch-Tone Phone, by Mail or via the Internet!

CALL: To speak with a representative and vote your proxy by phone, call 1-800-____ between ____ a.m. and ____ p.m. Eastern Time Monday through Friday OR to use our touch tone voting service, call 1-800-690-6903 anytime and follow the directions.

LOG-ON:  Vote on the Internet at www.proxyvote.com and follow the directions.

MAIL:    Return this signed proxy card in the enclosed envelope.

         ** YOUR PROXY CONTROL NUMBER IS PRINTED ON THE REVERSE SIDE **

WT Mutual Fund, a Delaware statutory trust (the "WT Trust"), will hold a Special Meeting of Shareholders (the "Special Meeting") of the Roxbury Mid-Cap Fund, Roxbury Small-Cap Growth Fund and Roxbury Micro-Cap Fund (each, a "Current Fund" and collectively, the "Current Funds"), each a series of the WT Trust. The Special Meeting will be held on Wednesday, September 27, 2006 at 10:30 a.m. Eastern time at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996. At the Special Meeting, you and the other shareholders of the Current Funds will be asked to consider and vote on the proposal on the reverse side.

The undersigned hereby appoints John Kelley, John McDonnell and Charlotta vonWettberg (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

The proxies shall cast votes according to the number of shares of a Current Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

The Board of Trustees of the WT Trust recommends a vote FOR the proposal.

                                    Date_________________________, 2006
                                           Signature(s)

                                    NOTE: Please sign your name exactly as your shareholder name or names appear on the account. This will authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.

                IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.
                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT.

                  WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.

                    YOUR PROMPT ATTENTION WILL HELP TO AVOID
                      THE EXPENSE OF FURTHER SOLICITATION.

 Please remember to sign and date the reverse side before mailing in your vote.

This Proxy, if properly executed, will be voted as specified with respect to the actions to be taken on the following proposal. In the absence of any specification, this proxy will be voted "FOR" approval of the Agreement and Plan of Reorganization.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.
Example: [ X ]

Proposal for Shareholders of the Roxbury Mid-Cap Fund

1. To approve the Agreement and Plan of Reorganization between the WT Trust, on behalf of the Roxbury Mid-Cap Fund (the "Current Mid-Cap Fund"), and The Roxbury Funds, on behalf of the identically-named Roxbury Mid-Cap Fund (the "New Mid-Cap Fund"), pursuant to which the Current Mid-Cap Fund will be reorganized into the New Mid-Cap Fund.

                 FOR               AGAINST               ABSTAIN

                 [_]                 [_]                   [_]

Proposal for Shareholders of the Roxbury Small-Cap Growth Fund

1. To approve the Agreement and Plan of Reorganization between the WT Trust, on behalf of the Roxbury Small-Cap Growth Fund (the "Current Small-Cap Fund"), and The Roxbury Funds, on behalf of the identically-named Roxbury Small-Cap Growth Fund (the "New Small-Cap Fund"), pursuant to which the Current Small-Cap Fund will be reorganized into the New Small-Cap Fund.

                 FOR               AGAINST               ABSTAIN

                 [_]                 [_]                   [_]

Proposal for Shareholders of the Roxbury Micro-Cap Fund

1. To approve the Agreement and Plan of Reorganization between the WT Trust, on behalf of the Roxbury Micro-Cap Fund (the "Current Micro-Cap Fund"), and The Roxbury Funds, on behalf of the identically-named Roxbury Micro-Cap Fund (the "New Micro-Cap Fund"), pursuant to which the Current Micro-Cap Fund will be reorganized into the New Micro-Cap Fund.

                 FOR               AGAINST               ABSTAIN

                 [_]                 [_]                   [_]